UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
 _______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2011
_______________________________________________________________

PRIME GLOBAL CAPITAL GROUP INCORPORATED
(Exact name of registrant as specified in its charter)

NEVADA	333-158713	26-4309660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11-2, Jalan 26/70A, Desa Sri Hartamas
50480 Kuala Lumpur, Malaysia
(Address of principal executive offices) (Zip Code)

+603 6201 3198
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2011, Prime Global Capital Group Incorporated, a Nevada corporation (the “Company”),entered into employment agreements with each of Weng Kung Wong, Liong Tat Teh and Sek Fong Wong, its Chief Executive Officer, Chief Financial Officer and Corporate Secretary, respectively.

Pursuant to the terms of the employment agreements, each of Messrs. Wong and Teh and Ms. Wong will receive the annual base salaries set forth below:

Name	Base Salary
Weng Kung Wong	US$180,000
Liong Tat Teh	US$120,000
Sek Fong Wong	US$60,000

The base salary shall be payable in shares of the Company’s common stock at a per share price equal to the volume weighted average closing price (or if no closing price is available, the average of the bid and asked prices per share reported on a consolidated basis on the principal stock exchange or market on which the security is then traded) of the Company’s common stock during the ten trading days immediately preceding the end of each fiscal quarter.  Such shares shall be delivered as soon as practicable after the end of each such fiscal quarter.

Each employment agreement has an initial term ending on April 20, 2013, and automatically renews for subsequent one-year periods thereafter.  After the initial term, such employment agreement may be terminated by the Company or the executive upon delivery of sixty (60) days prior written notice.  Each employment agreement immediately terminates upon the executive's death and upon written notice from the Company to the executive in the event of the permanent disability of such executive or a termination of employment for “Cause”.  Upon a termination of employment, such executive will be entitled to receive salary accrued through the termination date.

“Cause” is defined as a termination of the executive’s employment by the Company due to: (i) executive’s continued gross negligence and or willful misconduct in the performance of his or her duties; (ii) the indictment or conviction (by trial, upon a plea or otherwise) of executive, or the admission of guilt by executive, of a felony or a crime involving moral turpitude or any other act of dishonesty, fraud or deceit that is punishable by imprisonment of thirty (30) days or more; (iii) a breach of fiduciary duty to the Company; (iv)  a material breach of the executive’s employment agreement (including a breach of executive’s confidentiality, non-compete and non-solicitation covenants); or (v) any breach of the employment agreement which has not been cured within thirty (30) days of receipt of written notice thereof, or with respect to breaches that reasonably cannot be cured within a thirty (30) day period, the failure to commence good faith efforts to cure such breach within such thirty (30) day period.

Each employment agreement also contains confidentiality obligations, non-compete and non-solicitation obligations that survive the termination of the agreement for a period of one year, and other obligationsrelating to employee inventions on the part of executive.

The foregoing descriptions of the employment agreements with each of Messrs. Wong and Teh and Ms. Wong are qualified in there entirety by reference to such agreements which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement dated April 21, 2011, by and between Prime Global Capital Group Incorporated and Weng Kung Wong.
10.2	Employment Agreement dated April 21, 2011, by and between Prime Global Capital Group Incorporated and Liong Tat Teh.
10.3	Employment Agreement dated April 21, 2011, by and between Prime Global Capital Group Incorporated and Sek Fong Wong.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GLOBAL CAPITAL GROUP INCORPORATED
Dated: April 21, 2011

	By:	/s/ Liong Tat Teh
Liong Tat Teh
Chief Financial Officer